DRYDEN TOTAL RETURN BOND FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




March 01, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Total Return Bond Fund, Inc. (the "Fund")
File No. 811-7215

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended December 31, 2006. This Form N-SAR was filed using the EDGAR System.

Very truly yours,


/s/Jonathan D. Shain
							Jonathan D. Shain
							Assistant Secretary








This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 2007.



	DRYDEN TOTAL RETURN BOND FUND, INC.



Witness: /s/ Carlos A. Santiago				By:/s/Jonathan D. Shain
  Carlos A. Santiago					Jonathan D. Shain
Assistant Secretary